Exhibit 99.1

LRR Energy, L.P. Announces 2013 Fourth Quarter and Year End Results and 2014 Guidance

Houston, Texas (March 5, 2014) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three months and year ended December 31, 2013.

Eric Mullins, Chairman and Co-Chief Executive Officer, commented, “We are pleased with our fourth quarter 2013 results, and our 2013 full year results were in line with our public guidance.” Charlie Adcock, Co-Chief Executive Officer, reflected that, “During 2013, we closed two acquisitions from Lime Rock Resources, completed a follow-on equity offering and increased our distribution per unit each quarter.”

Selected Financial and Operating Information

LRR Energy’s financial statements have been recast to include all closed acquisitions through December 31, 2013 from Lime Rock Resources since its initial public offering, as the acquisitions were considered between entities under common control.  A summary of selected financial and operating information follows.  For consolidated financial statements for the three months and year ended December 31, 2013, please see the accompanying tables on pages 7-9.

	Three Months Ended	Year Ended
	December 31, 2013	December 31, 2013
	(unaudited)
	(in thousands)

Oil, natural gas and natural gas liquids sales	$29,885	$114,128
Gain on commodity derivative instruments, net (1)	$776	$781
Total revenues	$30,741	$115,095
Lease operating expense	$7,325	$25,397
Production and ad valorem taxes	$2,136	$8,614
Impairment of oil and natural gas properties (2)	$63,663	$63,663
General and administrative expense	$3,099	$11,965
Interest expense	$2,372	$9,235
Net loss	$(62,086)	$(48,281)
Net loss available to unitholders	$(62,086)	$(48,729)
Net loss per limited partner unit	$(2.37)	$(1.92)

(1)         See commodity derivative settlements on page 6.

(2)         Non-cash charge to impair the value of our proved oil and natural gas properties in the Permian Basin and the Gulf Coast regions.

	Three Months Ended	Year Ended
	December 31, 2013	December 31, 2013
	(unaudited)
	(in thousands)

Capital expenditures	$10,948	$35,805
Adjusted EBITDA (1)	$20,431	$79,550
Distributable Cash Flow (1)	$12,873	$49,605

Cash distribution - common unitholders	$9,580	$37,878
Cash distribution - all unitholders	$12,884	$50,992
Distribution Coverage Ratio - common unitholders(1)	1.34	1.31
Distribution Coverage Ratio - all unitholders(1)	1.00	0.97

(1)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures beginning on page 10.

	Three Months Ended	Year Ended
	December 31, 2013	December 31, 2013

Average net production (Boe/d)	6,522	6,466
Average cost per Boe:
Lease operating expense	$12.21	$10.76
Production and ad valorem taxes	$3.56	$3.65
General and administrative expense	$5.17	$5.07

Proved Reserves

As of December 31, 2013, LRR Energy had 30.1 MMBoe of estimated proved reserves, of which approximately 88% were proved developed reserves.  Our reserves are 51% natural gas and 49% oil and NGLs as measured by volume as of December 31, 2013.  These estimates were calculated using the unweighted arithmetic average first-day-of-the-month closing price for each month of 2013.  These prices were adjusted by lease for quality, transportation fees, geographical differentials, marketing bonuses or deductions and other factors affecting the price received at the wellhead. The average trailing twelve-month index prices were $96.78/Bbl for NYMEX-WTI and $3.67/MMBtu for NYMEX-Henry Hub natural gas.  For NGL pricing, a differential is applied to the $96.78/Bbl average trailing twelve-month index price for oil.  As of December 31, 2013, the standardized measure of our estimated proved reserves was $392.6 million.

Recent Events

As of March 4, 2014, LRR Energy had $205 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRR Energy currently has $45 million of available borrowing capacity under its revolving credit facility. On February 4, 2014, LRR Energy entered into an At-the-Market Offering Program (the “ATM Program”) with MLV and Co. LLC which allows it to sell from time to time its common units having an aggregate offering amount of up to $75 million. Management believes cash flow from operations, the capacity under the revolving credit facility and the proceeds from the ATM Program will provide ample financial flexibility to execute its 2014 capital program and distribution strategy.

On January 17, 2014, LRR Energy announced that the Board of Directors of its general partner declared an increased cash distribution for the fourth quarter of 2013 of $0.4900 per outstanding unit, or $1.96 on an annualized basis.  The distribution was paid on February 14, 2014 to all unitholders of record as of the close of business on January 31, 2014.

LRR Energy’s average net production for the first quarter of 2014 was approximately 6,400 Boe/d through February 28, 2014 inclusive of some downtime and weather interruptions over that period. LRR Energy estimates that the impact of the winter storms and other shut-ins on total first quarter production will be approximately 80-120 Boe/d.

2014 Guidance

Based on current estimates, and assuming no future acquisitions, the 2014 guidance is as follows:

2014 Guidance
Daily Production (Boe/d)	6,400-6,600

LOE ($/Boe)	$10.50-$11.00

Capital Expenditures ($MM)
Maintenance	$20.0
Growth and other	14.0
Total	$34.0

The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While management believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those management anticipates, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of December 31, 2013, LRR Energy had the following outstanding derivative contracts.

	Index	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	6,077,016	5,500,236	5,433,888	5,045,760
Weighted average price		$5.53	$5.72	$4.29	$4.61

Basis swaps (MMBTUs)	NYMEX	5,876,098	5,326,559	2,877,047	—
Weighted average price		$(0.1521)	$(0.1661)	$(0.1115)	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	723,634	561,833	397,488	198,744
Weighted average price		$95.76	$93.16	$86.02	$85.75

Basis swaps (BBLs)	Argus-	410,400	—	—	—
Weighted average price	Midland-Cushing	$(1.00)	$—	$—	$—

NGL positions
Price swaps (BBLs)	Mont Belvieu	183,857	147,823	—	—
Weighted average price		$34.11	$34.50	$—	$—

Subsequent to December 31, 2013, LRR Energy acquired the following commodity hedges:

	Index	2014
NGL positions
Price swaps (BBLs)	Mont Belvieu	60,112
Weighted average price		$35.07

Annual Report

LRR Energy expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission no later than March 17, 2014.  The 10-K will be available on the Investor Relations page of LRR Energy’s website at www.lrrenergy.com or from the Securities and Exchange Commission website at www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Thursday, March 6, 2014, at 10:00 a.m. eastern time (9:00 a.m. central time) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 35537678).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through March 19, 2014. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 35537678).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business, operational and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results and future events could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2012 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Angelique Brou

Financial Reporting Manager

(713) 345-2145

abrou@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating & Financial Data

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Production:
Oil (MBbls)	223	200	837	834
Natural gas (MMcf)	1,746	1,980	7,246	8,487
NGLs (MBbls)	86	79	315	311
Total (MBoe)	600	609	2,360	2,560
Average net production (Boe/d)	6,522	6,620	6,466	6,995

Average sales price:
Oil (per Bbl)
Sales price	$91.78	$81.74	$92.21	$87.43
Effect of settled commodity derivative instruments	(1.16)	7.60	(2.45)	4.38
Realized price	$90.62	$89.34	$89.76	$91.81
Natural gas (per Mcf)
Sales price	$3.69	$3.30	$3.70	$2.77
Effect of settled commodity derivative instruments	1.55	1.73	1.44	2.13
Realized price	$5.24	$5.03	$5.14	$4.90
NGLs (per Bbl)
Sales price	$34.67	$33.65	$32.21	$37.39
Effect of settled commodity derivative instruments	1.94	6.70	4.08	5.22
Realized price	$36.61	$40.35	$36.29	$42.61

Average cost per Boe:
Lease operating expenses	$12.21	$10.51	$10.76	$11.36
Production and ad valorem taxes	3.56	3.02	3.65	3.04
Depletion and depreciation	22.75	24.26	18.40	18.33
General and administrative expenses	5.17	7.28	5.07	5.38

Derivative instrument settlements and amortization (in thousands):
Commodity	$2,612	$5,474	$9,661	$23,350
Interest rate	$(191)	$(170)	$(727)	$(465)

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

 (in thousands, except per unit amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenues:
Oil sales	$20,467	$16,347	$77,181	$72,916
Natural gas sales	6,436	6,534	26,800	23,502
Natural gas liquids sales	2,982	2,658	10,147	11,627
Gain on commodity derivative instruments, net	776	4,773	781	12,748
Other income	80	12	186	45
Total revenues	30,741	30,324	115,095	120,838

Operating expenses:
Lease operating expense	7,325	6,401	25,397	29,069
Production and ad valorem taxes	2,136	1,840	8,614	7,790
Depletion and depreciation	13,648	14,776	43,420	46,928
Impairment of oil and natural gas properties	63,663	—	63,663	3,544
Accretion expense	491	404	1,924	1,575
Loss (gain) on settlement of asset retirement obligations	24	(17)	358	(31)
General and administrative expense	3,099	4,433	11,965	13,758
Total operating expenses	90,386	27,837	155,341	102,633

Operating (loss) income	(59,645)	2,487	(40,246)	18,205

Other income (expense), net
Interest expense	(2,372)	(2,055)	(9,235)	(6,596)
Gain (loss) on interest rate derivative instruments, net	(115)	(184)	1,256	(4,650)
Other income (expense), net	(2,487)	(2,239)	(7,979)	(11,246)

(Loss) income before taxes	(62,132)	248	(48,225)	6,959
Income tax (expense) benefit	46	(2)	(56)	(172)
Net (loss) income	$(62,086)	$246	$(48,281)	$6,787
Net (loss) income attributable to predecessor operations	—	(745)	(448)	(6,790)
Net (loss) income available to unitholders	$(62,086)	$(499)	$(48,729)	$(3)

Computation of net (loss) income per limited partner unit:

General partners’ interest in net (loss) income	$(62)	$—	$(49)	$—

Limited partners’ interest in net (loss) income	$(62,024)	$(499)	$(48,680)	$(3)

Net (loss) income per limited partner unit (basic and diluted)	$(2.37)	$(0.02)	$(1.92)	$(0.00)

Weighted average number of limited partner units outstanding	26,183	22,429	25,372	22,425

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Year Ended December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(48,281)	$6,787
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depletion and depreciation	43,420	46,928
Impairment of oil and natural gas properties	63,663	3,544
Accretion expense	1,924	1,575
Amortization of equity awards	549	313
Amortization of derivative contracts	1,002	20
Amortization of deferred financing costs and other	394	367
Loss (gain) on settlement of asset retirement obligations	358	(31)
Purchase of derivative contracts	—	(59)
Changes in operating assets and liabilities:
Change in receivables	(2,617)	5,674
Change in prepaid expenses	(855)	(170)
Change in derivative assets and liabilities	6,897	14,787
Change in trade accounts payable	—	(2,707)
Change in amounts due to/from affiliates	(1,722)	1,441
Change in accrued liabilities	885	(1,331)
Change in deferred tax liabilities	(76)	85
Net cash provided by operating activities	65,541	77,223

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	—	(10,020)
Development of oil and natural gas properties	(35,805)	(30,397)
Expenditures for other property and equipment	—	(16)
Net cash used in investing activities	(35,805)	(40,433)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution to Lime Rock Resources	(734)	(5,174)
Deferred financing costs	—	(562)
Borrowings under revolving credit facility	60,000	77,200
Principal payments on revolving credit facility	(38,000)	(55,000)
Borrowings under term loan	—	50,000
Equity offering, net of expenses	59,513	—
Distribution to Lime Rock Resources	(60,672)	(64,038)
Distributions	(48,893)	(37,262)
Net cash used in financing activities	(28,786)	(34,836)

NET INCREASE IN CASH AND CASH EQUIVALENTS	950	1,954

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,467	1,513

CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,417	$3,467

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Change in accrued capital costs	$1,663	$(940)
Asset retirement obligations	(476)	(364)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

(in thousands, except unit amounts)

(unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$4,417	$3,467
Accounts receivable	9,867	7,250
Commodity derivative instruments	9,726	16,484
Prepaid expenses	1,603	748
Total current assets	25,613	27,949
Property and equipment (successful efforts method)	876,674	840,736
Accumulated depletion, depreciation and impairment	(431,837)	(324,774)
Total property and equipment, net	444,837	515,962
Commodity derivative instruments	16,746	20,000
Deferred financing costs, net of accumulated amortization, and other	1,154	1,559
TOTAL ASSETS	$488,350	$565,470
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$2,300	$1,415
Accrued capital cost	2,574	2,361
Due to affiliates	255	1,977
Commodity derivative instruments	2,217	1,671
Interest rate derivative instruments	648	659
Asset retirement obligations	488	500
Total current liabilities	8,482	8,583
Long-term liabilities:
Commodity derivative instruments	174	874
Interest rate derivative instruments	1,554	3,526
Term loan	50,000	50,000
Revolving credit facility	200,000	178,000
Asset retirement obligations	35,838	33,591
Deferred tax liabilities	44	120
Total long-term liabilities	287,610	266,111
Total liabilities	296,092	274,694
Unitholders’ equity:
Predecessors’ capital	—	60,941
General partner (22,400 units issued and outstanding as of December 31, 2013 and December 31, 2012)	303	396
Public common unitholders (17,710,334 units issued and outstanding as of December 31, 2013 and 10,676,742 units issued and outstanding as of December 31, 2012)	181,290	169,919
Affiliated common unitholders (1,849,600 units issued and outstanding as of December 31, 2013 and 5,049,600 units issued and outstanding as of December 31, 2012)	2,093	25,563
Subordinated unitholders (6,720,000 units issued and outstanding as of December 31, 2013 and December 31, 2012)	8,572	33,957
Total unitholders’ equity	192,258	290,776
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$488,350	$565,470

LRR Energy, L.P.

Non-GAAP Reconciliation

(in thousands)

(unaudited)

LRR Energy defines Adjusted EBITDA as net (loss) income plus or minus income tax expense; interest expense-net, including loss on interest rate derivative contracts, net; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; loss (gain) on settlement of asset retirement obligations; gain on commodity derivative contracts, net; commodity derivative instrument settlements and amortization; amortization of derivative contracts; impairment of oil and natural gas properties; and other non-recurring items that LRR Energy deems appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less cash income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio-common unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common units. Distribution Coverage Ratio-all unitholders is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of LRR Energy’s outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are used as supplemental financial measures by LRR Energy’s management and by external users of its financial statements, such as investors, commercial banks and others, to assess LRR Energy’s operating performance as compared to that of other companies and partnerships in the industry, without regard to financing methods, capital structure or historical cost basis and the ability of its assets to generate sufficient cash flow to make distributions to LRR Energy’s unitholders.

LRR Energy’s management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio-common and all unitholders should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance presented in accordance with GAAP. LRR Energy’s Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio-common and all unitholders in the same manner. The following table presents a reconciliation of Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio-common and all unitholders to net (loss) income, LRR Energy’s most directly comparable GAAP financial performance measure, for the three months and years ended December 31, 2013 and 2012.

LRR Energy, L.P.

Non-GAAP Reconciliation

(continued)

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net (loss) income	$(62,086)	$246	$(48,281)	$6,787
Income tax expense	(46)	2	56	172
Interest expense-net, including loss on interest rate derivative instruments, net	2,487	2,239	7,979	11,246
Depletion and depreciation	13,648	14,776	43,420	46,928
Accretion of asset retirement obligations	491	404	1,924	1,575
Amortization of equity awards	158	82	549	313
Loss (gain) on settlement of asset retirement obligations	24	(17)	358	(31)
Gain on commodity derivative instruments, net	(776)	(4,773)	(781)	(12,748)
Commodity derivative instrument settlements and amortization	2,612	5,474	9,661	23,350
Amortization of derivative contracts	256	13	1,002	20
Impairment of oil and natural gas properties	63,663	—	63,663	3,544
Adjusted EBITDA	$20,431	$18,446	$79,550	$81,156

Adjusted EBITDA	20,431	18,446	79,550	81,156
Cash income tax expense	(24)	(22)	(132)	(86)
Cash interest expense	(2,459)	(2,147)	(9,513)	(7,012)
Estimated maintenance capital (1)	(5,075)	(5,075)	(20,300)	(20,300)
Distributable Cash Flow	$12,873	$11,202	$49,605	$53,758

Cash distribution - common unitholders	$9,580	$7,549	$37,878	$29,972
Cash distribution - all unitholders	$12,884	$10,785	$50,992	$42,834
Distribution Coverage Ratio - common unitholders	1.34	1.48	1.31	1.79
Distribution Coverage Ratio - all unitholders	1.00	1.04	0.97	1.26

(1)         Amount represents pro-rated capital for the period. Estimated maintenance capital expenditures as defined by our partnership agreement represent our estimate of the amount of capital required on average per year to maintain our production over the long term. The 2012 maintenance capital expenditures were estimated using the 2013 amounts as the components of distributable cash flow were recasted for acquisitions under common control with Lime Rock Resources.